Exhibit (l)(2)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 11, 2022, with respect to the statutory financial statements and financial statement schedules I and IV of Protective Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 14, 2022

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 14, 2022, with respect to the financial statements of the subaccounts, which comprise PLAIC Variable Annuity Account S, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 14, 2022